        Exhibit 10.52
Execution Version
ASSIGNMENT, NOVATION AND AMENDMENT AGREEMENT
    THIS ASSIGNMENT, NOVATION AND AMENDMENT AGREEMENT (this “Agreement”) is made as of November 26, 2025 by and among Cushman & Wakefield Ltd. (the “Successor”), a company incorporated under the laws of Bermuda, Cushman & Wakefield plc, formerly known as Cushman & Wakefield Limited (the “Novating Entity”), a company incorporated under the laws of England and Wales, Computershare Trust Company, N.A. (the “Depositary”), a national association organized under the laws of the United States, and FTL Nominees 1 Limited, a company incorporated in Jersey (“FTL 1”).
    WHEREAS, the Novating Entity has entered into a Deposit Agreement dated July 6, 2018 (as further defined below, the “Deposit Agreement”) with the Depositary, FTL 1, FTL Nominees 2 Limited, a company incorporated in Jersey (“FTL 2” which, together with FTL 1, was defined as an “Initial Holder” under the Deposit Agreement), and the Holders (as defined in the Deposit Agreement) from time to time of depositary receipts (“Depositary Receipts”) issued in accordance therewith;
    WHEREAS, FTL 2 is no longer a registered holder of Depositary Receipts issued under the Deposit Agreement and, accordingly, FTL 1 is the sole remaining Initial Holder under the Deposit Agreement;
    WHEREAS, the Successor and the Novating Entity are engaging in a reorganization pursuant to which the Novating Entity will become a wholly-owned, direct subsidiary of the Successor. Specifically, on the Effective Date (as defined below) (i) all ordinary shares of the Novating Entity will be cancelled and extinguished, (ii) in consideration for the cancellation and extinguishment of the ordinary shares of the Novating Entity, one common share of the Successor will be allotted and issued for each ordinary share of the Novating Entity to shareholders of the Novating Entity, and (iii) the Novating Entity will allot and issue such number of B ordinary shares equal to the number of ordinary shares that were cancelled and extinguished to the Successor on the Effective Date (the “Reorganization”);
    WHEREAS, in connection with the Reorganization, the Novating Entity desires to transfer and assign to the Successor its rights, duties and obligations under the Deposit Agreement and to cause the Deposit Agreement to be novated in favor of the Successor;
    WHEREAS, the Successor agrees that the Deposit Agreement shall be novated in its favor, is willing to accede to the Deposit Agreement as if it were an original party to the Deposit Agreement, and is willing to acquire the rights and assume the duties and obligations of the Novating Entity under the Deposit Agreement on the terms and conditions set forth herein;
    WHEREAS, the Depositary and FTL 1 agree to the novation of the Deposit Agreement in favor of the Successor; and
    WHEREAS, the Successor and the Depositary wish to amend certain of the terms of the Deposit Agreement;
    NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    The Novating Entity hereby assigns, transfers and conveys to the Successor, as of the Effective Date, all of the Novating Entity’s rights, interests, duties, obligations and liabilities under, or arising in connection with, the Deposit Agreement. For purposes hereof, the term “Deposit Agreement” shall include all exhibits and schedules attached to or incorporated by reference into the Deposit Agreement, and any and all agreements or other instruments amending, supplementing and/or modifying the terms of the Deposit Agreement. The “Effective Date” shall be the effective date of the Reorganization, which date shall be notified to the Depositary pursuant to a written document substantially in the form attached hereto as Exhibit A, executed by the Successor and delivered to the Depositary not less than five (5) Business Days (as defined in the Deposit Agreement) prior to the effective date of the Reorganization. The Novating Entity shall have no further obligations, duties or liabilities related to the Deposit Agreement after the Effective Date except for (i) the obligations of the Novating Entity specified in Section 8 of this Agreement, (ii) the obligations of the Novating Entity under the Deposit Agreement to indemnify the Depositary and other Indemnified Parties (as defined in the Deposit Agreement) in respect of Losses (as defined in the Deposit Agreement) arising out of or attributable to events occurring prior to the Effective Date, and (iii) any and all liabilities of the Novating Entity arising out of, in connection with, or as a result of any act, omission, breach, non-performance, non-observance or default occurring prior to the Effective Date The dissolution of the Novating Entity after the Effective Date will not result in a default under either the Deposit Agreement or this Agreement. The Novating Entity and the Successor agree that each of the Novating Entity and the Successor will be jointly and severally liable to the Depositary for any indemnification obligations of the Novating Entity under the Deposit Agreement arising out of or attributable to events occurring prior to the Effective Date, and any breach, non-performance, non-observance and/or default by the Novating Entity of its duties and/or obligations under the Deposit Agreement occurring prior to the Effective Date. Nothing contained herein shall relieve the Novating Entity of any duties, obligations or liabilities under the terms of the Deposit Agreement arising prior to the Effective Date, or amend, modify, supersede or negate the continuing obligations of the Novating Entity to the Depositary with respect to all periods prior to the Effective Date.
2.    The Successor hereby accepts such novation, assignment, transfer and conveyance and covenants and agrees with the Novating Entity and the Depositary that it will, from and including the Effective Date:
(i)    perform, observe and discharge all of the Novating Entity’s duties, obligations and liabilities under the Deposit Agreement, whether arising prior to or after the Effective Date, and otherwise observe, perform and be bound by all of the provisions of the Deposit Agreement applicable to the Novating Entity; and
(ii)     be liable to the Depositary for any breach, non-observance, non-performance and/or default by the Novating Entity or Successor of their respective obligations under the Deposit Agreement, whether occurring on, prior to or after the Effective Date;
in each case as if the Successor had been a party to the Deposit Agreement in place of the Novating Entity from the date on which the Deposit Agreement was entered into.
3.    With effect from and including the Effective Date, the Novating Entity, the Successor and the Depositary agree that the Novating Entity shall cease to have any interest in or rights under the Deposit Agreement, including without limitation any rights in respect of any breach, non-observance, non-performance or default by the Depositary of its obligations under the Deposit Agreement, whether past, present or future; provided further that nothing contained herein shall relieve the Novating Entity of any obligations or liabilities under the Deposit Agreement arising from events occurring prior to the Effective Date, or from acts or omissions to act by the Novating Entity prior to the Effective Date.
4.    The Novating Entity, the Successor and the Depositary hereby agree that this Agreement shall constitute a novation of the obligations of the Novating Entity under the Deposit Agreement and,

accordingly, except to the extent specifically set forth herein, with effect from and including the Effective Date, all of the rights, interests, duties and obligations of the Novating Entity under the Deposit Agreement are hereby assigned to and assumed by the Successor, including without limitation (a) any rights in respect of any breach, non-observance, non-performance or default by the Depositary of its obligations under the Deposit Agreement, whether past, present or future, other than amounts that have been paid and obligations of the Depositary already complied with or provided to the Novating Entity on or prior to the Effective Date, (b) any and all payment and compliance duties and obligations of the Novating Entity not already paid or complied with by the Novating Entity, whether past, present or future, and (c) all indemnification obligations of the Novating Entity. FTL 1, by signing below, accepts and agrees to the novation and assignment of the Novating Entity’s rights, interests, duties and obligations under the Deposit Agreement pursuant to the terms of this Agreement.
5.     The Novating Entity and the Successor hereby confirm that as a result of the Reorganization, the nominee for the Depositary will be issued one common share of the Successor for each ordinary share of the Novating Entity held by such nominee as of the Effective Date, and all ordinary shares of the Novating Entity held by such nominee will be cancelled and extinguished on the Effective Date. Accordingly, the Novating Entity, the Successor and the Depositary acknowledge and agree that commencing on the Effective Date and subject to the delivery of certain legal opinions addressed to Computershare in regard to the Reorganization, as provided in Sections 4.2 and 4.5(b) of the Deposit Agreement, all Depositary Receipts then outstanding will automatically represent Company Securities (as defined in Section 6(d) below) of the Successor instead of ordinary shares of the Novating Entity, and from and after the Effective Date each outstanding certificate evidencing Depositary Receipts shall automatically be deemed, without further action by the Depositary, the Novating Entity, the Successor or any Holder (as defined in the Deposit Agreement), to have been amended to the extent set forth in this Agreement.
6.    Each of the Novating Entity, the Successor and the Depositary agree to the amendments to the Deposit Agreement set out in this Section 6, each of which shall be effective in accordance with the terms of the Deposit Agreement commencing on the Effective Date. By signing below, FTL 1 accepts and agrees to such amendments. Each of the Novating Entity, the Successor, the Depositary and FTL 1 acknowledges and agrees that such amendments are required for compliance with Applicable Legislation (as defined in the Deposit Agreement) and do not materially affect the interests of the Holders of Depositary Receipts; accordingly such amendments shall become effective as of the Effective Date. For the avoidance of doubt, all amendments to the Deposit Agreement set out in this Section 6 shall also apply to the form of Depositary Receipt attached to the Deposit Agreement and to all outstanding certificates evidencing Depositary Receipts.
(a)    All references in the Deposit Agreement to “Cushman & Wakefield Limited” are amended to be references to Cushman & Wakefield Ltd., a company incorporated in Bermuda, registration number 202504560, with its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.
(b)    All references in the Deposit Agreement to the “UK,” the “U.K.” or the “United Kingdom,” and other references of similar import, are amended to be references to Bermuda. The references in Sections 8.6, 15.4 and 15.16 the Deposit Agreement to “England and Wales” and the corresponding references in the form of Depositary Receipt Certificate attached as Schedule 4 to the Deposit Agreement, are each amended to be references to Bermuda.
(c)    All references in the Deposit Agreement to the “Articles of Association” of the Company are amended to be references to the Bye-Laws of Cushman & Wakefield Ltd.

(d)    All references in the Deposit Agreement to “Company Securities” are amended to be references to the common shares, par value $0.10 per share, of Cushman & Wakefield Ltd.
(e)     The definition of “Initial Holder” under the Deposit Agreement is amended to read as follows:
Initial Holder: means FTL 1 or, if the Depositary Receipts held by FTL 1 are sold, transferred, distributed or otherwise conveyed by FTL 1 to one of its affiliates, subject to the limitations set forth below, such affiliate; provided that, with respect to any Deposited Securities underlying Depositary Receipts held by an Initial Holder, if such Initial Holder and the Client certify the representations set forth in Section 4.6(c) to the Depositary in writing, then such Initial Holder shall cease to be an Initial Holder but shall remain a Holder; provided, further, that if an Initial Holder at any time ceases to be an Initial Holder, such Initial Holder shall not be eligible to become an Initial Holder again at any time thereafter; notwithstanding anything herein to the contrary, (i) the Depositary Receipts initially issued to FTL 1 shall not be held by more than one Holder at any given time, and (ii) if at any time there shall be more than one Holder of the Depositary Receipts initially issued to FTL 1, then each Holder of the relevant Depositary Receipts shall automatically cease to be an Initial Holder and shall not be eligible to become an Initial Holder at any time thereafter, but shall continue to be a Holder;
(f)     All references in the Deposit Agreement to “FTL Nominees 2 Limited” and “FTL 2,” and to any affiliated entities of FTL Nominees 2 Limited including Jersey GP, DTZ LP and the limited partners of DTZ LP, are hereby deleted, as FTL Nominees 2 Limited is no longer a party to the Deposit Agreement nor an Initial Holder thereunder.
(g)     All references in the Deposit Agreement to “the Initial Holders,” “one or more Initial Holders,” “each Initial Holder,” and other references of similar import to more than one Initial Holder, are amended to be references to the Initial Holder (as defined in Section 6(e) above), and corresponding grammatical changes will be deemed made to the Deposit Agreement to the extent necessary to implement such amended references.
(h)     Section 1.1 of the Deposit Agreement is amended by adding thereto the following defined term:
    “CWK”: means Cushman & Wakefield plc, formerly known as Cushman & Wakefield Limited, a company incorporated under the laws of England and Wales;
(i)     Section 3.3(b) of the Deposit Agreement is amended to read as follows:
    (b) would reasonably be expected to cause it to suffer or incur any financial liability or any financial obligation of any kind or cause it to be liable to any person (including any liability for Taxes), except for (i) any financial liability or financial obligation in respect of which the Company provides written confirmation that Computershare is fully indemnified under this Deposit Agreement, and for which the Company provides a bond or advances the requisite amounts should Computershare so request, (ii) expenses for which Computershare is entitled to reimbursement from the Client or the Holders under this Deposit Agreement and for which Computershare is reasonably comfortable that such reimbursement will be timely made to it, or (iii) general overhead expenses including salaries; or
(j)     Section 4.1(d) of the Deposit Agreement is deleted.

(k)     Clause (i) of Section 4.2 of the Deposit Agreement is amended to read as follows:
    (i) issuance to the Depositary or the Custodian of additional Company Securities (including Company Securities issued in consideration for the cancellation and extinguishment of ordinary shares of CWK), rights to subscribe for Company Securities or rights to subscribe for securities convertible into or exchangeable for Company Securities,
(l)     Exhibit B to the Deposit Agreement (the stock transfer form referred to in Section 4.4) is replaced in its entirety by the stock transfer form attached as Exhibit B to this Agreement.
(m)     Section 4.6(a) of the Deposit Agreement is amended to read as follows:
    (a) for so long as Computershare acts as Depositary, neither the Depositary Receipts nor the Deposited Securities represented thereby shall, in consequence of the Company issuing Deposited Securities, the Company or any other party depositing Deposited Securities under this Deposit Agreement, or Computershare holding the Deposited Property or issuing the Depositary Receipts, or for any other reason, be subject to any registration requirements under U.S. (federal or state) securities laws;
(n)     Clause (i) of Section 4.6 (b) of the Deposit Agreement is amended to read as follows:
(i) the date of the deposit of any Deposited Securities with the Custodian, and the date on which ordinary shares of CWK are cancelled and extinguished and in consideration for such cancellation and extinguishment, Deposited Securities are allotted and issued to the holders of such cancelled and extinguished ordinary shares of CWK, and
(o)     Sections 4.6(d) and 4.6(e) of the Deposit Agreement are amended to read as follows:
(d) at the date of deposit of any Deposited Securities, and as of the date on which ordinary shares of CWK are cancelled and extinguished, and in consideration for such cancellation and extinguishment Deposited Securities are allotted and issued to the holders of such cancelled and extinguished ordinary shares of CWK, the applicable Deposited Securities are duly authorized, validly issued and outstanding, fully paid and non-assessable, free of any pre-emptive or similar rights, and rank pari passu with each other Deposited Security of the same class;
(e) at the date of deposit of any Deposited Securities, and as of the date on which ordinary shares of CWK are cancelled and extinguished, and in consideration for such cancellation and extinguishment Deposited Securities are allotted and issued to the holders of such cancelled and extinguished ordinary shares of CWK, the applicable Deposited Securities are in compliance with all applicable state securities laws, and all appropriate state securities law filings with respect to such Deposited Securities shall have been made or a valid exemption from such filing requirements shall be applicable; and

(p)     Each of Sections 5.2(c), 5.3, 5.4 and 5.5 of the Deposit Agreement is amended to read “Omitted”; and Section 5.6 is amended by deleting the words “In addition to the foregoing” at the beginning of the Section.
(q)     Clauses (i) and (ii) of Section 13.1(b) of the Deposit Agreement are amended to read as follows:

    (i) resulting from or arising in respect of or otherwise in connection with any transactions entered into by the Client following such issue, in either case under, or in connection with, this Deposit Agreement, including without limitation the reorganization of CWK and the cancellation and extinguishment of ordinary shares of CWK and allotment and issuance of Company Securities in consideration for such cancellation and extinguishment, or (ii) resulting from or in respect of or otherwise in connection with the transfer by Computershare of Company Securities to a clearance service or a Holder under, or in connection with, this Deposit Agreement, or
(r)     Section 13.1(c) of the Deposit Agreement is amended to read as follows:
(c) any Loss arising out of or attributable to acts performed or omitted by the Company or any of its officers, directors, employees, agents and affiliates in connection with this Deposit Agreement or the breach hereof, including without limitation any Loss arising out of or in connection with the reorganization of CWK and the cancellation and extinguishment of ordinary shares of CWK and allotment and issuance of Company Securities in consideration for such cancellation and extinguishment;
(s)     Section 13.1(d) of the Deposit Agreement is amended to read as follows:
    (d) any Loss which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), preliminary prospectus (or preliminary placement memorandum) or other offering document relating to the offer or sale of Depositary Receipts or Deposited Securities, except to the extent any such Loss or Losses arise out of (i) information relating to the Depositary or its agents (other than the Company), as applicable, furnished in writing by the Depositary and not changed or altered by the Company expressly for use in any of the foregoing documents or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading; and
(t)     Section 15.9 of the Deposit Agreement is amended by inserting the following after the first sentence thereof:
Without limiting the generality of the foregoing, the Depositary and its agents shall incur no liability arising from or related to the reorganization of CWK, including without limitation any liability resulting from any act or failure to act by the Company and/or CWK or any of their respective agents in connection with the cancellation and extinguishment of ordinary shares of CWK and allotment and issuance of Company Securities in consideration for such cancellation and extinguishment.
(u)     The following is inserted after the second sentence of Section 15.17 of the Deposit Agreement:
    Without limiting the generality of the foregoing, the Depositary shall not incur any liability for the content of any information provided or made available to the Holders relating to or in connection with the reorganization of CWK and the cancellation and extinguishment of ordinary shares of CWK and allotment and issuance of Company Securities in consideration for such cancellation and extinguishment.
(v)     The last sentence of Section 16.1 of the Deposit Agreement is amended to read as follows:
    The Depositary reserves the right, following prior consultation with the Client if practicable, to replace or remove the Custodian and to appoint additional custodians.
(w)     The first sentence of Section 17.4 of the Deposit Agreement is amended to read as follows:

    17.4 In the event of a resignation pursuant to sub-paragraph (a) of Section 17.1 or removal pursuant to Section 17.3, the Depositary undertakes to provide reasonable cooperation and assistance to the Client in connection with the Client’s efforts to appoint a successor depositary (the Successor Depositary), which undertaking will have effect following the giving of notice of resignation or removal, as applicable.
(x)     Section 19.2(b) of the Deposit Agreement is amended to read as follows:
    (b) after ninety (90) days from the date of termination of this Deposit Agreement, if delivery to the Holder in accordance with (a) above is not reasonably practicable, use reasonable efforts to sell (provided that prior to such sale, the Depositary has consulted with such Holder with respect to such delivery and potential sale) through an arms-length transaction, all or part of the Deposited Property; and
(y)     In Section 19.5 of the Deposit Agreement, the reference to Section 19.1 is amended to be a reference to Section 19.2.
(z)     Section 24 of the Deposit Agreement is amended by (i) revising the address of Computershare to be 150 Royall Street, Canton, MA 02021, and (ii) replacing the Client’s contact information with the following:
    Cushman & Wakefield
    225 West Wacker Drive, Suite 3000
    Chicago, Illinois 60606
    Attention: Steven Belew

with a copy (which copy shall not constitute notice) to:
    Cleary Gottlieb Steen & Hamilton
    One Liberty Plaza
    New York, New York 10006
    Attention: Helena Grannis

(aa)     Section 27.1 of the Deposit Agreement is amended to read as follows:
    27.1 Computershare may not assign this Deposit Agreement or any rights, benefits or, subject to the Depositary’s rights to appoint agents hereunder, obligations under the terms of this Deposit Agreement to any person other than an affiliate of the Depositary (an Affiliate Assignee) without the prior written consent of the Client.
    7.    Each of the Novating Entity, the Successor, the Depositary and FTL 1 represents and warrants to each other party that:
(i)    it has full power, authority and legal right to enter into and perform this Agreement;
(ii)    it has taken all necessary legal and corporate action to authorize the execution and performance of this Agreement;
(iii)    this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors' rights generally, and general principles of equity (whether considered in an action at law or in equity); and

    (iv)     in the case of the Novating Entity only, nothing herein amends, modifies, supersedes or negates the continuing obligations of the Novating Entity to the Depositary with respect to all periods prior to the Effective Date.
8.    Each of the Novating Entity and the Successor shall execute and deliver such further documents and do any acts or things as may be required by law or regulation or reasonably required by any other party hereto to implement the purposes of this Agreement and give effect to the provisions hereof.
9.    Except as specifically amended by this Agreement, the Deposit Agreement shall remain in full force and effect in accordance with its terms; provided, however, all references in the Deposit Agreement to the Deposit Agreement shall be deemed to refer to the Deposit Agreement as amended hereby and as novated to the Successor. For the avoidance of doubt, all duties and obligations of the Holders under the Deposit Agreement, including without limitation those relating to the payment of fees and expenses to the Depositary and indemnification of the Depositary, irrespective of whether such obligations arise in respect of periods prior or subsequent to the date of this Agreement and/or the amendment of the Deposit Agreement in accordance herewith, shall remain in full force and effect.
10.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
11.    This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
12.    No amendment, modification or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Successor and the Depositary, and then such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
13.    If any term or provision of this Agreement should be declared invalid by a court of competent jurisdiction, the remaining terms and provisions of this Agreement shall be unimpaired and the invalid term or provision shall be replaced by such valid term or provision as comes closest to the intention underlying the invalid term or provision.
14.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Each of the Novating Party, the Successor, the Depositary and FTL 1 irrevocably (a) submits to the non-exclusive jurisdiction of any New York State court sitting in New York County or the U.S. District Court for the Southern District of New York in any legal suit, action or proceeding arising out of or relating to this Agreement, (b) waives, to the fullest extent it may effectively do so, any defense based on inconvenient forum, improper venue or lack of jurisdiction to the maintenance of any such legal suit, action or proceeding, and (c) waives all right to trial by jury in any legal suit, action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby. Each of the Novating Party and the Successor also irrevocably agrees that any legal suit, action or proceeding against Computershare brought by the Novating Party or the Successor, arising out of or based upon this Agreement or the transactions contemplated hereby, may only be instituted in a New York State court sitting in New York County or the U.S. District Court for the Southern District of New York.

15.    This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CUSHMAN & WAKEFIELD LTD.

By: /s/ Steven Belew____________
Name: Steven Belew
Title: Director

CUSHMAN & WAKEFIELD PLC

By: /s/ Steven Belew____________
Name: Steven Belew
Title: Director

COMPUTERSHARE TRUST COMPANY, N.A.

By: /s/ Dennis V. Moccia________
Name: Dennis V. Moccia
Title: Senior Manager, Contract Operations

ACCEPTED AND AGREED:

FTL NOMINEES 1 LIMITED

By: /s/ Mark Andrews____________
Name: Mark Andrews
Title: Director

Exhibit A
[Letterhead of Cushman & Wakefield Ltd.]

[Date], 2025

Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Attn: General Counsel

To Whom it May Concern:
Reference is hereby made to the Assignment, Novation and Amendment Agreement (the “Novation Agreement”) dated as of November 26, 2025 by and among Cushman & Wakefield Ltd., a company incorporated under the laws of Bermuda, Cushman & Wakefield plc, a company incorporated under the laws of England and Wales, Computershare Trust Company, N.A., a national association organized under the laws of the United States, and FTL Nominees 1 Limited, a company incorporated in Jersey. Pursuant to Section 1 of the Novation Agreement, the undersigned hereby certifies and confirms to you that the Reorganization (as defined in the Novation Agreement) is expected to become effective on November 27, 2025 and, accordingly, such date shall constitute the Effective Date for all purposes under the Novation Agreement, unless we notify you in writing of a later Effective Date, which notification will be provided as soon as practicable after the determination of the applicable date.

Sincerely,
Cushman & Wakefield Ltd.

By: ____________________________
Name: Steven Belew
Title: Director

EXHIBIT B

STOCK TRANSFER FORM